EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-268205) on Form S-3ASR and registration statements (Nos. 333-266393 and 333-207970) on Form S-8 of our reports dated February 15, 2024, with respect to the consolidated financial statements and financial statement schedule III of Four Corners Property Trust, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

San Francisco, California
February 15, 2024